Exhibit 99.1

PRESS RELEASE

November 17, 2011

CONTACT:	ECB Bancorp, Inc.
Thomas M. Crowder
Chief Financial Officer
(252) 925-5520
(252) 925-8491 facsimile

FOR IMMEDIATE RELEASE

ECB BANCORP, INC. DECLARES

THIRD QUARTER 2011 DIVIDEND

ENGELHARD, N.C. - ECB Bancorp, Inc. (Nasdaq: ECBE), the parent holding company of The East Carolina Bank (the “Bank”), announced that the Corporation’s Board of Directors has declared a third quarter cash dividend of $0.05 per share, payable December 13, 2011 to shareholders of record on December 1, 2011. This dividend is a reduction of $0.02 or (28%) from the second quarter 2011 dividend of $0.07.

About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 25 offices covering eastern North Carolina from Currituck to Ocean Isle Beach and Greenville to Hatteras. The Bank also provides Mortgage, Wealth Management, and Insurance Services through the Bank’s licensed agents. The Company’s common stock is listed on The Nasdaq Global Market under the symbol “ECBE.” More information can be obtained by visiting ECB’s web site at www.MyECB.com.

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